                                                                Exhibit 2.1


                                                              CONFORMED COPY





                          AGREEMENT AND PLAN OF MERGER



                                      among



                                 PRIMEDIA Inc.,



                       Abracadabra Acquisition Corporation



                                       and



                                 About.com, Inc.



                          Dated as of October 29, 2000

                                TABLE OF CONTENTS


ARTICLE I THE MERGER                                                                                            1
   SECTION 1.1.The Merger.......................................................................................1
   SECTION 1.2.Effective Time...................................................................................2
   SECTION 1.3.Effects of the Merger............................................................................2
   SECTION 1.4.Certificate of Incorporation; By-Laws............................................................2
   SECTION 1.5.Directors and Officers...........................................................................2
   SECTION 1.6.Conversion of Securities.........................................................................2
   SECTION 1.7.Treatment of Employee Options and Stock Purchase Plan............................................3
   SECTION 1.8.Fractional Interests.............................................................................4
   SECTION 1.9.Surrender of Shares of Company Common Stock; Stock Transfer Books................................5
   SECTION 1.10.Lost Certificates...............................................................................6
   SECTION 1.11.Withholding Rights..............................................................................6
   SECTION 1.12.Closing and Closing Date........................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                        7
   SECTION 2.1.Organization and Qualification...................................................................7
   SECTION 2.2.Certificate of Incorporation and By-Laws.........................................................8
   SECTION 2.3.Capitalization; Subsidiaries.....................................................................8
   SECTION 2.4.Authority Relative to This Agreement.............................................................9
   SECTION 2.5.No Conflict; Required Filings and Consents.......................................................9
   SECTION 2.6.Compliance......................................................................................10
   SECTION 2.7.SEC Filings; Financial Statements...............................................................11
   SECTION 2.8.Absence of Certain Changes or Events............................................................12
   SECTION 2.9.Absence of Litigation...........................................................................12
   SECTION 2.10.Employee Benefit Plans.........................................................................12
   SECTION 2.11.Tax Matters....................................................................................13
   SECTION 2.12.Environmental Matters..........................................................................15
   SECTION 2.13.Form S-4; Proxy Statement......................................................................15
   SECTION 2.14.Opinion of Financial Advisor...................................................................16
   SECTION 2.15.Brokers........................................................................................16
   SECTION 2.16.Affiliate Transactions.........................................................................16
   SECTION 2.17.Vote Required..................................................................................16
   SECTION 2.18.DGCL Section 203; State Takeover Statutes......................................................16
   SECTION 2.19.Material Contracts.............................................................................17
   SECTION 2.20.Absence of Breaches or Defaults................................................................18
   SECTION 2.21.Intellectual Property..........................................................................18
   SECTION 2.22.Insurance......................................................................................20
   SECTION 2.23.Labor Matters..................................................................................20
   SECTION 2.24.Reorganization Qualification...................................................................20
   SECTION 2.25.Guides.........................................................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB                                                   21
   SECTION 3.1.Corporate Organization..........................................................................21
   SECTION 3.2.Capitalization..................................................................................22


                                                           i



   SECTION 3.3.Authority Relative to This Agreement............................................................22
   SECTION 3.4.No Conflict; Required Filings and Consents......................................................23
   SECTION 3.5.Compliance......................................................................................23
   SECTION 3.6.SEC Filings; Financial Statements...............................................................24
   SECTION 3.7.Absence of Certain Changes or Events............................................................24
   SECTION 3.8.Form S-4; Proxy Statement.......................................................................25
   SECTION 3.9.Absence of Litigation...........................................................................25
   SECTION 3.10.Opinion of Financial Advisor...................................................................25
   SECTION 3.11.Brokers........................................................................................25
   SECTION 3.12.Affiliate Transactions.........................................................................26
   SECTION 3.13.Reorganization Qualification...................................................................26
   SECTION 3.14.Stockholders'Consent and Approval Obtained.....................................................26
   SECTION 3.15.Employee Benefit Plans.........................................................................26
   SECTION 3.16.Tax Matters....................................................................................26

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER                                                              26
   SECTION 4.1.Conduct of Business of the Company Pending the Merger...........................................26
   SECTION 4.2.Conduct of Business of Parent Pending the Merger................................................29

ARTICLE V ADDITIONAL AGREEMENTS                                                                                30
   SECTION 5.1.Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting............................30
   SECTION 5.2.Accountants'Letters.............................................................................31
   SECTION 5.3.Access to Information; Confidentiality..........................................................32
   SECTION 5.4.No Solicitation of Transactions.................................................................32
   SECTION 5.5.Employee Benefits Matters.......................................................................34
   SECTION 5.6.Directors'and Officers'Indemnification; Insurance...............................................34
   SECTION 5.7.Notification of Certain Matters.................................................................35
   SECTION 5.8.Further Action; Reasonable Best Efforts.........................................................35
   SECTION 5.9.Public Announcements............................................................................36
   SECTION 5.10.Stock Exchange Listing.........................................................................36
   SECTION 5.11.Affiliates.....................................................................................36
   SECTION 5.12.Board of Directors and Officers of Parent......................................................36
   SECTION 5.13.Section 16b Approvals..........................................................................36
   SECTION 5.14.SEC Documents..................................................................................36
   SECTION 5.15.Continued Employment...........................................................................37
   SECTION 5.16.Outstanding Company Securities.................................................................37

ARTICLE VI CONDITIONS OF MERGER                                                                                37
   SECTION 6.1.Conditions to Obligation of Each Party to Effect the Merger.....................................37
   SECTION 6.2.Conditions to Obligations of the Company to Effect the Merger...................................37
   SECTION 6.3.Conditions to Obligations of Parent and Sub to Effect the Merger................................38

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                                                                  40
   SECTION 7.1.Termination.....................................................................................40



                                                          ii



   SECTION 7.2.Effect of Termination...........................................................................41
   SECTION 7.3.Fees and Expenses...............................................................................41
   SECTION 7.4.Amendment.......................................................................................42
   SECTION 7.5.Waiver..........................................................................................42

ARTICLE VIII GENERAL PROVISIONS                                                                                43
   SECTION 8.1.Non-Survival of Representations, Warranties and Agreements......................................43
   SECTION 8.2.Notices.........................................................................................43
   SECTION 8.3.Certain Definitions.............................................................................44
   SECTION 8.4.Severability....................................................................................45
   SECTION 8.5.Entire Agreement; Assignment....................................................................45
   SECTION 8.6.Parties in Interest.............................................................................45
   SECTION 8.7.Governing Law...................................................................................45
   SECTION 8.8.Headings........................................................................................46
   SECTION 8.9.Counterparts....................................................................................46
   SECTION 8.10.Interpretation.................................................................................46


                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of October 29, 2000 (the "AGREEMENT"), among PRIMEDIA Inc., a Delaware corporation ("PARENT"), Abracadabra Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and About.com, Inc., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Boards of Directors of Parent and Sub and the Company have declared this Agreement to be advisable, and the Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company and the Company becoming a wholly owned direct subsidiary of Parent (the "MERGER") in accordance with the General Corporation Law of the State of Delaware ("DGCL") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, certain stockholders of Parent holding not less than 70% of the outstanding voting securities of Parent have entered into a voting agreement, dated as of the date hereof (the "PARENT VOTING AGREEMENT"), pursuant to which they have agreed, among other things, to consent to the issuance of Parent Common Stock (as defined below) in the Merger;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to the willingness of Parent and Sub to enter into this Agreement, certain holders of shares of common stock, par value $.001 per share (the "COMPANY COMMON STOCK"), of the Company have each entered into a voting agreement, dated as of the date hereof (the "SHAREHOLDER VOTING AGREEMENT"), pursuant to which such holders have agreed to vote their shares of Company Common Stock in the manner set forth therein; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). At Parent's election, the Merger may alternatively be structured so that any direct wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                  SECTION 1.2. EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger and agreed upon by the parties hereto) being the "EFFECTIVE TIME").

                  SECTION 1.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.4. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) At the Effective Time and without any further action on the part of the Company and Sub, the Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION") as in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the DGCL.

                  (b) At the Effective Time and without any further action on the part of the Company and Sub, the Amended and Restated By-Laws of the Company (the "BY-LAWS") shall be the Amended and Restated By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                  SECTION 1.5. DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                  SECTION 1.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:

                  (a) Subject to Section 1.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 1.6(b) hereof) shall be converted into 2.3409 (the "EXCHANGE RATIO") fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "PARENT COMMON STOCK"), of Parent (the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9, without interest.

                  (b) Each share of Company Common Stock that is (i) held in the treasury of the Company or (ii) owned by Parent immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                  SECTION 1.7. TREATMENT OF EMPLOYEE OPTIONS AND STOCK PURCHASE PLAN.

                  (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) and the Board of Directors of Parent (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that as of the Effective Time all outstanding stock options of the Company (the "COMPANY STOCK RIGHTS") heretofore granted under any stock option plan of the Company or its acquired subsidiaries (the "STOCK PLANS") and which are outstanding immediately prior to the Effective Time shall be assumed by Parent and be deemed to constitute an option to purchase shares of Parent Common Stock or, in the case of Company Stock Rights which are in the form of restricted stock, shares of restricted Parent Common Stock (collectively, "NEW STOCK RIGHTS") in an amount and, if applicable, at an exercise price determined as provided below:

                          (i) The number of shares of Parent Common Stock to be
                  subject to the New Stock Rights shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right and the Exchange Ratio, PROVIDED that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                          (ii) The exercise price per share of Parent Common
                  Stock under the New Stock Right shall be equal to the exercise price per share of the Company Common Stock under the original Company Stock Right divided by the Exchange Ratio, PROVIDED that such exercise price shall be rounded down to the nearest cent.

                  The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code. Except as may be required by the terms of the Automatic Option Grant Program under the 1998 Stock Option/Stock Issuance Plan or any grants thereunder as of the date hereof to directors, the Company shall not accelerate the vesting, or otherwise amend the terms, of any unvested Company Stock Rights under any of the Stock Plans. After the Effective Time, each New Stock Right shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time except that all references to the Company shall be deemed to be references to the Parent.

                  (b) Immediately prior to the Effective Time, pursuant to the terms of the Company's 1999 Employee Stock Purchase Plan (the "ESPP"), each outstanding purchase right under the ESPP shall be exercised for the purchase of Company Common Stock at the price per share set forth in the ESPP. The Company Common Stock purchased under the ESPP shall be considered issued and outstanding immediately prior to the Effective Time and shall be converted pursuant to
Section 1.6 hereof. In addition, prior to the Effective Time, the Company shall amend the ESPP to provide for (i) its continuation from and after the Effective Time and (ii) a new offering period to commence from and after the Effective Time and to terminate immediately prior to the start of the next succeeding offering period under the PRIMEDIA Employee Stock Purchase Plan for which participants in the ESPP are eligible to particpate.

                  (c) The Company shall ensure that following the Effective Time no holder of a Company Stock Right or any participant in any Stock Plans shall have any right thereunder to acquire capital stock of the Company, Sub, or the Surviving Corporation. The Company will take all reasonable steps to ensure that, immediately following the Effective Time, none of Sub, the Company, the Surviving Corporation or any of their respective subsidiaries is or will be bound by any Company Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Sub or its affiliates, to own any capital stock of the Company, Sub, the Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof.

                  (d) In connection with the issuance of New Stock Rights and the assumption of the ESPP, Parent shall (i) reserve for issuance the aggregate number of shares of Parent Common Stock that will become subject to New Stock Rights and the ESPP pursuant to this Section 1.7 from and after the Effective Time, upon exercise of New Stock Rights and the purchase rights under the ESPP,
(ii) make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto, and (iii) if necessary, as soon as reasonably practicable following the Effective Time, file a registration statement on Form S-8 covering the shares to be issued upon exercise of the New Stock Rights and the purchase rights under the ESPP.

                  SECTION 1.8. FRACTIONAL INTERESTS. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6(a) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the NYSE as reported by The Wall Street Journal (or if not reported thereby, any other authoritative source) on the Closing Date (as defined in Section 1.12), rounded down to the nearest cent.

                  SECTION 1.9. SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS. (a) Prior to the Closing Date, Sub shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "EXCHANGE AGENT") to receive the shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) to which holders of shares of Company Common Stock shall become entitled pursuant to Sections 1.6(a) and 1.8. When and as needed, Parent or Sub will make available to the Exchange Agent sufficient shares of Parent Common Stock and cash to make all exchanges pursuant to Section 1.9(b).

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "CERTIFICATES"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock therefor and for cash payable in lieu of any fractional shares of Parent Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.6(a) and (ii) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.8, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. If the exchange of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Parent Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

                  (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) payable upon due surrender of their Certificates. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Exchange Agent shall be liable to any holder of a Certificate for shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law.

                  (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 1.8 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, there shall be paid to the person in whose name the certificates representing such whole shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

                  (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                  SECTION 1.10. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

                  SECTION 1.11. WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  SECTION 1.12. CLOSING AND CLOSING DATE. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 7.1, the closing (the "CLOSING") of this Agreement shall take place (a) at 10:00 a.m. (New York time) on the second business day after all of the conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "CLOSING DATE"). The Closing shall take place at such location as Parent and the Company shall agree.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Sub that, except as set forth in the corresponding sections or subsections of the Disclosure Schedule delivered by the Company to Parent and Sub prior to the execution of this Agreement (the " COMPANY DISCLOSURE SCHEDULE") or in any other section or subsection of the Company Disclosure Schedule if it is reasonably apparent that such disclosure applies:

                  SECTION 2.1. ORGANIZATION AND QUALIFICATION. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed or in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When used in this Article II or otherwise in connection with the Company or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that would be materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or that would materially impair the ability of the Company to perform its obligations hereunder; PROVIDED that none of the following shall be taken into account in determining whether there has been or could be a Material Adverse Effect: (w) any employee attrition after the date hereof; (x) any change arising from the public announcement of the Merger and the other transactions contemplated by this Agreement; (y) any change in the market price or trading volume of the Company Common

Stock after the date hereof; or (z) any adverse effect on the Company attributable solely to conditions affecting the business to consumer Internet industry, the United States economy as a whole or foreign economies in any locations where the Company or any of its subsidiaries has material operations or sales (and not having a materially disproportionate effect on the Company).

                  SECTION 2.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished or made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws as currently in effect. Such Certificate of Incorporation and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company.

                  SECTION 2.3. CAPITALIZATION; SUBSIDIARIES. (a) The authorized capital stock of the Company consists of 105,000,000 shares, consisting of (i) 5,000,000 shares of preferred stock, par value $0.001 per share ("PREFERRED STOCK"), and (ii) 100,000,000 shares of Company Common Stock. As of September 30, 2000, (i) 18,462,290 shares of Company Common Stock were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights,
(ii) no shares of Company Common Stock were held in the treasury of the Company,
(iii) no shares of Company Common Stock which are restricted stock issued pursuant to the ESPP were issued and outstanding, (iv) an aggregate of 8,024,872 shares, of Company Common Stock were reserved and available for issuance in connection with the exercise of stock options issuable pursuant to the Stock Plans (other than the ESPP); (v) an aggregate of 125,000 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of purchase rights under the ESPP; and (vi) an aggregate of 5,369,591 shares of Company Common Stock are issuable upon or otherwise deliverable in connection with the exercise of all outstanding Company Stock Rights issued pursuant to the Stock Plans or otherwise identified on Section 2.3(a) of the Company Disclosure Schedule. All of the shares of Company Common Stock that may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights. No shares of preferred stock of the Company are outstanding or held in the treasury of the Company. Except as set forth above or in Section 2.3(a) of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities (including indebtedness having the right to vote) of the Company, (B) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities (including indebtedness having the right to vote) of the Company, (C) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities (including indebtedness having the right to vote) or securities convertible into or exchangeable for capital stock or voting securities (including indebtedness having the right to vote) of the Company and (D) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "COMPANY SECURITIES"). Except pursuant to the Stock Plans and the Company Securities issued thereunder, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and there is no voting trust or other agreement or understanding to which the Company or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company of any of its subsidiaries. There are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.

                  (b) Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, licenses, charges or other encumbrances of any nature whatsoever ("LIENS"). There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any subsidiary or, except as set forth in Section 2.3(b) of the Company Disclosure Schedule, to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Section 2.3(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of the subsidiaries of the Company and all other entities in which the Company owns, directly or indirectly, any equity interest. Such list sets forth the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or other entities.

                  (c) The signatories to the Shareholder Voting Agreement hold at least 10% of the outstanding shares of Company Common Stock (on a fully diluted basis).

                  SECTION 2.4. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Sub (as applicable), constitutes a legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

                  SECTION 2.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) conflict with or violate any law, statute, rule, regulation, order, writ, award, judgment, directive, decree, injunction, determination, settlement or stipulation ("ORDER") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected (assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made); or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a benefit or creation of additional liabilities or fees under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the rules and regulations of the NYSE, Nasdaq National Market ("NASDAQ") and state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL and
(iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to (x) prevent or delay consummation of the Merger or (y) have a Material Adverse Effect.

                  SECTION 2.6. COMPLIANCE. The Company and each of its subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and By-Laws of the Company or the equivalent organizational documents of such subsidiary, (ii) all laws (including, without limitation, Environmental Laws) and Orders applicable to them or by which any of their respective properties or businesses are bound or affected and (iii) all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective properties are bound or affected (including all of the foregoing respecting the privacy information of users or visitors to their web sites, including minors), except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed with reasonable specificity prior to the date hereof in the Company SEC Reports (as defined in Section 2.7), neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval material to the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses, authorizations, consents, approvals, and franchises the absence of which could not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

                  SECTION 2.7. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, the "COMPANY SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of such Company SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC made prior to the date hereof (a copy of which has been provided or made available to Parent), none of the Company SEC Reports filed by the Company since January 1, 1999, contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the unaudited consolidated financial statements of the Company and its subsidiaries (including any audited and related notes thereto) included in the Company SEC Reports, complies or, if not yet filed, will comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been or, if not yet filed, will have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects or, if not yet filed, will fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its and their operations and changes in cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at June 30, 2000, including the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (the "JUNE 30 10Q"), neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred in the ordinary course of business since June 30, 2000 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or set forth in
Section 2.8 of the Company Disclosure Schedule, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and since such date there has not been (i) any change in the financial condition, results of operations, assets, business or operations of the Company or any of its subsidiaries, individually or in the aggregate, having or which could be reasonably likely to have a Material Adverse Effect, (ii) any condition, event or occurrence which, individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries, individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect or (iv) any other action which, if it had been taken after June 30, 2000, would have required the consent of Parent under
Section 4.1 hereof.

                  SECTION 2.9. ABSENCE OF LITIGATION. Except as specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or Section 2.9 of the Company Disclosure Schedule, there are no suits, claims, actions, arbitrations, proceedings or investigations ("ACTIONS") pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any Order having, or which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 2.10. EMPLOYEE BENEFIT PLANS. (a) Section 2.10(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including without limitation multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-of-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits (with respect to his or her relationship to the Company or any of its subsidiaries) or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "PLANS".

                  (b) With respect to each Plan, the Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other material written communications (or a description of any oral communications) by the Company or any of its subsidiaries to its employees concerning the extent of the benefits provided under a Plan; and (iv) for the three most recent years: (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

                  (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and if intended to be qualified within the meaning of section 401(a) of the Code has received a favorable determination letter (or opinion or notification letter, if applicable) from the Internal Revenue Service or there is a period of time remaining under applicable Internal Revenue Service regulations or pronouncements in which to apply for such a letter and make any retroactive amendments necessary to obtain a favorable determination as to the qualified status of each such Plan, and the Company is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter; (ii) with respect to any Plan, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; (iii) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under section 4975 of the Code or section 406 of ERISA, which would subject the Company, the Surviving Corporation, any of their subsidiaries, Sub or Parent to any taxes, penalties or other liabilities under section 4975 of the Code or sections 409 or 502(i) of ERISA; (iv) no Plan provides for an increase in benefits on or after the Closing Date; and (v) each Plan may be amended or terminated without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Company's June 30, 2000 balance sheet included in the June 30 10Q).

                  (d) No Plan is, or at any time was, subject to Title IV of ERISA, and neither the Company, nor any member of its "CONTROLLED GROUP" (defined as any organization which is a member of a controlled group of organizations within the meaning of sections 414(b), (c), (m) or (o) of the
Code), has any liability or will have any liability under Title IV of ERISA. Neither the Company, nor any member of its Controlled Group, has any liability or will have any liability in connection with any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA).

                  (e) Except as set forth on Section 2.10(e) of the Company Disclosure Schedule, no Plan exists which could result in the payment to any employee of the Company or any of its subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code.

                  SECTION 2.11. TAX MATTERS. (a) The Company and each of its subsidiaries have (i) filed all material Tax Returns (as hereinafter defined) required to be filed by them (taking into account extensions) and all such Tax Returns were true, correct and complete in all material respects, (ii) paid or provided adequate reserves for all material Taxes whether or not shown to be due on such Returns or which are otherwise due and payable and (iii) paid or provided adequate reserves for all material Taxes for which a notice of assessment or collection has been received. Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the Company's knowledge, is threatening to assert any claims for Taxes, against the Company or any of its subsidiaries. The Company and each of its subsidiaries have withheld or collected and paid over to the appropriate governmental, administrative or regulatory bodies or authorities (or are properly holding for such payment) all material Taxes required by law to be withheld or collected. There are no outstanding contracts, undertakings or agreements extending or waiving the statutory period of limitation applicable to any material Tax Return of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code. There are no Liens for Taxes upon the assets of the Company or any of its subsidiaries, other than Liens for Taxes that are not yet due, Liens that are being contested in good faith in accordance with applicable law and disclosed in Section 3.14(a) of the Company Disclosure Schedule (and for which adequate reserves have been provided) and Liens which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) has any liability for the Taxes of any Person, including under Treasury Regulation
Section 1.1502-6 or analogous state, local or foreign law for any Taxes, other than for Taxes of the Company or its subsidiaries or (iii) is a party to, is bound by or has any obligation under a Tax sharing or Tax indemnity contract, undertaking, or agreement or any other contract of a similar nature with any entity other than the Company or any of its subsidiaries that remains in effect. No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to the Company or such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the Company's knowledge, has any such audit been threatened or proposed by any taxing authority.

                  (b) The Company does not know of any fact relating to the Company or its stockholders that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (c) For purposes of this Agreement: (i) "TAXES" shall mean any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including but not limited to taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, license, disability, severance, stamp, occupation, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes any liability for Taxes of another person, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous provision of law or otherwise; and (ii) "TAX RETURN" shall mean any return, report or similar statement (including the attached schedules) required to be filed with any governmental authority with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  SECTION 2.12. ENVIRONMENTAL MATTERS. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the operations of the Company and its subsidiaries has been and is in compliance with all applicable Environmental Laws and with all Environmental Permits and (ii) there are no pending or, to the knowledge of the Company, threatened actions, suits, claims, investigations or other proceedings (collectively, "ACTIONS") under or pursuant to Environmental Laws against the Company or any of its subsidiaries or involving any real property currently or formerly owned, operated or leased by the Company.

                  (b) For the purpose of this Agreement:

                  "ENVIRONMENTAL LAWS" means any and all Orders, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 ET seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.sS. 6901 et seq., the Clean Water Act, 33 U.S.C. ss.ss. 1251 ET seq., the Clean Air Act, 42 U.S.C. ss.sS. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. SS.ss. 2601 et SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., ss.ss. 136 ET seq., Occupational Safety and Health Act 29 U.S.C. ss.ss. 651 ET seq. and the Oil Pollution Act of 1990, 33 U.S.C. ss.sS. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                  "ENVIRONMENTAL PERMITS" means any and all permits, consents, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

SECTION 2.13. FORM S-4; PROXY STATEMENT. None of the information supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in connection with the Merger, or any of the amendments or supplements thereto (collectively, the "FORM S-4"), will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement for use relating to the adoption by the stockholders of the Company of this Agreement and the proxy or information statement to be sent to the stockholders of Parent in connection with the Merger, or any of the amendments or supplements thereto (collectively, the "PROXY STATEMENT"), will, at the date it is first mailed to the Company's stockholders and Parent's stockholders and at the time of the meeting of the Company's stockholders held to vote on the adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company in this Section 2.13 with respect to statements made or incorporated by reference therein or in the Form S-4 based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement or in the Form S-4.

SECTION 2.14. OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation (the "COMPANY FINANCIAL ADVISOR"), dated the date hereof, to the effect that the consideration to be received in the Merger by the Company's stockholders is fair to such stockholders from a financial point of view. An executed copy of such opinion has been delivered to Parent. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Advisor (such consent not to be unreasonably withheld), the inclusion of such fairness opinion in the Form S-4 and the Proxy Statement.

                  SECTION 2.15. BROKERS. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                  SECTION 2.16. AFFILIATE TRANSACTIONS. Except as set forth in
Section 2.16 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                  SECTION 2.17. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement. The Board of Directors of the Company (the "COMPANY BOARD") (at a meeting duly called and held) has (i) approved and declared advisable this Agreement, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the holders of Company Common Stock, (iii) resolved to recommend adoption of this Agreement, the Merger and the other transactions contemplated hereby to such holders and (iv) directed that adoption of this Agreement be submitted to the Company's stockholders. Subject to the provisions of Section 5.4, the Company hereby agrees to the inclusion in the Form S-4 and the Proxy Statement of the recommendations of the Company Board described in this Section 2.17.

                  SECTION 2.18. DGCL SECTION 203; STATE TAKEOVER STATUTES. Prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby and such approval is sufficient to render the restrictions on "business combinations" set forth in Section 203 of the DGCL inapplicable to this

Agreement, the Merger and any of such other transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement, and no provision of the Certificate of Incorporation or By-Laws of the Company or similar governing instruments of any of the Company's subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and its subsidiaries that may be acquired or controlled by Parent.

                  SECTION 2.19. MATERIAL CONTRACTS. (a) Section 2.19 of the Company Disclosure Schedule contains a complete list of all material contracts (written or oral), plans, undertakings, commitments or agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound as of the date of this Agreement.

                  (b) Section 2.19 of the Company Disclosure Schedule contains a complete and accurate list of the following:

                          (i) promissory notes, loans, agreements, indentures,
                  evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor (excluding trade payables or receivables arising in the ordinary course of business);

                          (ii) contracts or agreements containing covenants
                  limiting the freedom of the Company or any of its subsidiaries or affiliates to engage in any line of business or compete with any person or operate at any location;

                          (iii) change in control or similar arrangements with
                  any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its subsidiaries to make any payment to any officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both (other than as set forth in Section 2.10(e) of the Company Disclosure Schedule);

                          (iv) labor contracts;

                          (v) license, consent, royalty and other agreements
                  concerning Intellectual Property (as defined below) (other than agreements with guides and other providers of content entered into in the ordinary course of business);

                          (vi) distribution and syndication partnerships or
                  arrangements;

                          (vii) joint venture or partnership agreements or joint
                  development or similar agreements pursuant to which any third party is entitled to develop any products on behalf of the Company or its subsidiaries (other than agreements with guides and other providers of content entered into in the ordinary course of business);

                          (viii) any contract or agreement for the acquisition,
                  directly or indirectly (by merger or otherwise), of material assets (other than inventory) or capital stock of another person; and

                          (ix) contracts or agreements involving the issuance or
                  repurchase of any capital stock of the Company or any of its subsidiaries (other than the Stock Plans and the ESPP and the Company's repurchase rights with respect to Company Common Stock issued in connection with any of the foregoing).

                  (c) For the purpose of this Agreement, the term "CONTRACTS" shall mean all of the contracts (written or oral), plans, undertakings, commitments and agreements are, or are required to be, contained in Section 2.19 of the Company Disclosure Schedule. True and complete copies of the written Contracts identified on Section 2.19 of the Company Disclosure Schedule have been delivered or made available to Parent.

                  SECTION 2.20. ABSENCE OF BREACHES OR DEFAULTS. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is and, to the knowledge of the Company, no other party is in default under, or in breach or violation of, any Contract, Guide Agreement (as defined below) or other content agreement and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract or Guide Agreement except for defaults, breaches, violations or events which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than Contracts and Guide Agreements which have terminated or expired in accordance with their terms, and except as set forth in Section
2.20 of the Company Disclosure Schedule, each of the Contracts and Guide Agreements is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts and Guide Agreements will continue to be in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company or any of its subsidiaries (except for the execution of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company or any of its subsidiaries, except as set forth in Section
2.20 of the Company Disclosure Schedule.

                  SECTION 2.21. INTELLECTUAL PROPERTY. Each patent, patent application, registered trademark, material unregistered trademark, trademark application, registered service mark, material unregistered service mark, service mark application, registered trade name, material unregistered trade name, material domain name, copyright registration and copyright application owned by the Company is set forth on Section 2.21 of the Company Disclosure Schedule. Except as set forth on Section 2.21 of the Company Disclosure
Schedule:

                  (a) The Company (i) owns all right, title and interest in and to, free and clear of any Lien, or (ii) has a valid license to use, all the Intellectual Property necessary to carry out the Company's current activities. The Company is not in breach of any such licenses except for breaches which could not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect. To the Company's knowledge, all registered patents, trademarks, service marks and copyrights listed on Section 2.21 of the Company Disclosure Schedule are valid and subsisting and in full force and effect, and all applications are currently pending;

                  (b) The Company Intellectual Property is all the Intellectual Property that is necessary for the ownership, maintenance and operation of the Company's business as currently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights;

                  (c) The Company has not, and the continued operation of the Company's business as presently conducted and as presently proposed to be conducted will not, to the Company's knowledge, interfere with, infringe upon or misappropriate ("INFRINGE") any Intellectual Property rights of third parties. To the best knowledge of the Company, there are no material pending charges, complaints, claims, demands or notices alleging that the Company's use of its material Intellectual property Infringes upon the Intellectual Property rights of any third party;

                  (d) To the Company's knowledge, no third party has Infringed upon any material Company Intellectual Property;

                  (e) No Action or Order has been made, is pending, or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of any Company Intellectual Property that, individually or in the aggregate, could be expected to have a Material Adverse Effect; and

                  (f) The Company takes reasonable steps necessary to maintain and protect its Intellectual Property and has executed non-disclosure agreements and Intellectual Property assignments with all employees and independent contractors who contribute to or create Intellectual Property, alone or with others, that is owned or used by the Company.

                  (g) As used in this Agreement, "INTELLECTUAL PROPERTY" means
(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (i) through (vi) herein (in whatever form or medium), and (viii) all rights under licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (i) through
(vii) herein. As used in this Agreement, "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property currently owned or used by Company.

                  (h) The Company utilizes industry standard measures and practices to protect (i) the security and integrity of its networks, software, Web sites and related systems from unauthorized use or access and (ii) the privacy of all information stored thereon.

                  SECTION 2.22. INSURANCE. The Company has provided or made available to the Parent true, correct and complete copies of all policies of insurance to which the Company or any of its subsidiaries is a party or is a beneficiary or named insured. The Company and its subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

                  SECTION 2.23. LABOR MATTERS. The Company and each of its subsidiaries is in compliance with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with its payment obligations to all employees of the Company and its subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Company policy, practice, agreement, plan, program or any statute or other law. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor will the Company have any liability that exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company or any of its subsidiaries on or prior to the Effective Time of the Merger except as required by Code Section 4980B. The Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and part 6 and 7 of Title I of ERISA, to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute. To the knowledge of the Company, the employment of any employee or independent contractor by the Company does not violate any legal or contractual rights of any third party, including any rights with respect to Intellectual Property.

                  SECTION 2.24. REORGANIZATION QUALIFICATION. Neither the Company nor, to its knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  SECTION 2.25. GUIDES. The Company has made available to Parent forms of its guide agreements (the "FORM GUIDE AGREEMENTS") and each guide has executed and delivered to the Company a guide agreement in one of such forms without material modification (each, a "GUIDE AGREEMENT").

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                 PARENT AND SUB

                  Parent and Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the corresponding sections or subsections of the Disclosure Schedule delivered by Parent and Sub to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE Schedule"), or in any other section or subsection of the Parent Disclosure
Schedule if it is reasonably apparent that such disclosure applies:

                  SECTION 3.1. CORPORATE ORGANIZATION. (a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined below). Each of Parent and Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed or in good standing which could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. When used in this Article III or otherwise in connection with Parent or any of its subsidiaries (including Sub), the term "PARENT MATERIAL ADVERSE EFFECT" means any change or effect that would be materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of Parent and its subsidiaries taken as a whole or that would materially impair the ability of Parent to perform its obligations hereunder; PROVIDED that none of the following shall be taken into account in determining whether there has been or could be a Parent Material Adverse Effect: (w) any employee attrition after the date hereof, (x) any change arising from the public announcement of the Merger and the other transactions contemplated by this Agreement; (y) any change in the market price or trading volume of the Parent Common Stock after the date hereof; or (z) any adverse effect on Parent attributable solely to conditions affecting the publishing business, the United States economy as a whole or foreign economies in any locations where Parent or any of its subsidiaries has material operations or sales (and not having a materially disproportionate effect on Parent).

                  (b) Parent has heretofore furnished to or made available to the Company a complete and correct copy of its certificate of incorporation and by-laws as currently in effect. Such certificate of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon Parent.

                  (c) Sub has heretofore furnished to or made available to the Company a complete and correct copy of the certificate of incorporation of Sub and the by-laws of Sub as currently in effect. Such certificate of incorporation and bylaws are in full force and effect and no other organizational documents are applicable to or binding upon Sub.

                  SECTION 3.2. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 255,750,000 shares, consisting of 250,000,000 shares of Parent Common Stock and 5,750,000 shares of preferred stock, par value $.01 per share. As of September 30, 2000, (i) 166,765,849 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 123,848 shares of Parent Common Stock were held in the treasury of Parent, (iii) an aggregate of 13,620,464 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options to purchase shares of Parent Common Stock ("PARENT OPTIONS") identified on Section 3.2(a) of the Parent Disclosure Schedule and issued pursuant to the employee benefit plans of Parent,
(iv) 2,000,000 shares of $10.00 Series D Exchangeable Preferred Stock of Parent were issued and outstanding, (v) 1,250,000 shares of $9.20 Series F Exchangeable Preferred Stock of Parent were issued and outstanding and (vi) 2,500,000 shares of $8.625 Series H Exchangeable Preferred Stock of Parent were issued and outstanding. Except (i) as set forth above or (ii) as a result of the exercise of the Parent Options outstanding as of the date hereof and identified on
Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof there are outstanding (a) no shares of capital stock or other voting securities (including indebtedness having the right to vote) of Parent, (b) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities (including indebtedness having the right to vote) of Parent, (c) no options, warrants, or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities (including indebtedness having the right to vote) or securities convertible into or exchangeable for capital stock or voting securities (including indebtedness having the right to vote) of Parent and (d) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (collectively, "PARENT SECURITIES"). Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities except pursuant to existing arrangements with employees. As of the date hereof, there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries to which Parent or any of its subsidiaries is a party.

                  (b) The authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, 100 shares of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Parent free and clear of all Liens. Sub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than (i) the effectiveness of a registration statement on Form S-4 relating to the Parent Common Stock to be issued in the Merger, (ii) stockholder approval of the issuance of Parent Common Stock in the Merger, and (iii) the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

                  SECTION 3.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by Parent and Sub do not and will not: (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Sub; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Order applicable to Parent or Sub or by which either of them or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger or to have a Parent Material Adverse Effect. All of the conflicts, violations, breaches, defaults and other occurrences referred to in the immediately preceding sentence are identified in Section 3.4(a) of the Parent Disclosure Schedule.

                  (b) The execution, delivery and performance of this Agreement by Parent and Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, the rules and regulations of Nasdaq, the NYSE and state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain could not, individually or in the aggregate, be expected to (x) prevent the consummation of the Merger or
(y) have a Parent Material Adverse Effect.

                  SECTION 3.5. COMPLIANCE. Parent is in compliance with, and is not in default or violation of, its certificate of incorporation and by-laws. Parent and each of its subsidiaries are in compliance with, and are not in default or violation of (i) all laws (including, without limitation, Environmental Laws) and Orders applicable to them or by which any of their respective properties are bound or affected and (ii) all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective properties are bound or affected, except, in the case of clauses (i) and (ii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed prior to the date hereof in the Parent SEC Reports (as defined in Section 3.6), neither Parent nor any of its subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval material to Parent and its subsidiaries taken as a whole. Parent and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses, authorizations, consents, approvals, and franchises the absence of which could not, individually or in the aggregate, reasonably be expected have a Parent Material Adverse Effect.

                  SECTION 3.6. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1999 (collectively, the "PARENT SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of such Parent SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof, none of the Parent SEC Reports filed by Parent since January 1, 1999 and prior to the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited and unaudited consolidated financial statements of Parent and its subsidiaries (including any related notes thereto) included in Parent SEC Reports complies or, if not yet filed, will comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been or, if not yet filed, will have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects or, if not yet filed, will fairly present in all material respects the consolidated financial position of Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

                  SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as specifically disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement or disclosed in
Section 3.7 of the Parent Disclosure Schedule,

Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and since such date there has not been (i) any change in the financial condition, results of operations, assets, business or operations of Parent or any of its subsidiaries having or which could be reasonably likely to have a Parent Material Adverse Effect or
(ii) any condition, event or occurrence which, individually or in the aggregate, having or which could reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 3.8. FORM S-4; PROXY STATEMENT. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and Parent's stockholders and at the time of the meeting of the Company's stockholders held to vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

                  SECTION 3.9. ABSENCE OF LITIGATION. Except as specifically disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement or in Section 3.9 of the Parent Disclosure Schedule, there are no Actions pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To Parent's knowledge, neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any Order having, or which, insofar as can be reasonably foreseen, in the future could, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or to prevent or delay the consummation of the transactions contemplated hereby.

                  SECTION 3.10. OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Wit Capital, dated the date of this Agreement, to the effect that the consideration to be paid by Parent in connection with the Merger is fair to Parent and the holders of the Parent Common Stock from a financial point of view, a signed copy of which has been delivered to the Company.

                  SECTION 3.11. BROKERS. No broker, finder or investment banker (other than Wit Capital, Merrill Lynch & Co. and the others identified on
Section 3.11 of the Parent Disclosure Schedule, the fees and expenses of which shall be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  SECTION 3.12. AFFILIATE TRANSACTIONS. Except as set forth in
Section 3.12 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, as of the date hereof there are no material contracts, commitments, agreements, arrangements or other transactions between Parent or any of its subsidiaries, on the one hand, and any (i) officer or director of Parent or (ii) record or beneficial owner of five percent or more of the voting securities of Parent, on the other hand.

                  SECTION 3.13. REORGANIZATION QUALIFICATION. Neither Parent nor Sub, nor to Parent's knowledge, any affiliate of Parent, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  SECTION 3.14. STOCKHOLDERS' CONSENT AND APPROVAL OBTAINED. Stockholders of Parent holding not less than 70% of the outstanding shares of Parent Common Stock have executed voting agreements agreeing to consent to and approve the issuance of Parent Common Stock in the Merger. Such consent and approval are the only consent and approval of the holders of any class or series of Parent's capital stock necessary to adopt and approve of the terms of this Agreement, the Merger and the transactions contemplated herein.

                  SECTION 3.15. EMPLOYEE BENEFIT PLANS. Except as could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each "employee benefit plan" (within the meaning of section 3(3) of ERISA) under which any employee or former employee of Parent has any present or future right to benefits or under which Parent has any present or future liability has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.

                  SECTION 3.16. TAX MATTERS. Parent has (i) filed all material Tax Returns required to be filed by it (taking into account extensions) and all such Tax Returns were true, correct and complete in all material respects, (ii) paid or provided adequate reserves for all material Taxes whether or not shown to be due on such Returns or which are otherwise due and payable and (iii) paid or provided adequate reserves for all material Taxes for which a notice of assessment or collection has been received, except, in the case of clause (i),
(ii) or (iii), for any such filings, payments or accruals which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Parent shall otherwise consent in writing in advance, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers, licensors, licensees, advertisers, distributors and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

                  (a) Amend its Certificate of Incorporation or By-Laws or equivalent organizational documents;

                  (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance of shares of Company Common Stock in accordance with the terms of (i) outstanding Company Stock Rights, (ii) beginning in November 2000, up to 100,000 options per calendar month to be issued to new hires and up to 25,000 options (net of options forfeited) per calendar month to be issued to non-officer employees; PROVIDED that, for the period from the date hereof until the Closing, no existing employee shall receive more than 3,000 options pursuant to this clause (ii), (iii) the ESPP, and (iv) the securities on Section 2.3(a) of the Company Disclosure Schedule);

                  (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any capital stock of any of its subsidiaries (other than pursuant to the Company's repurchase rights for departing employees with respect to Company Common Stock issued in connection with the ESPP or the Company Stock Rights);

                  (e) (i) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (except for the purchase of inventory, equipment, content and other rights or properties in the ordinary course of business) any material assets; (ii) sell, transfer, lease, mortgage, pledge, license, encumber or otherwise dispose of or subject to any Lien any of its assets or rights (including capital stock of subsidiaries), except the disposition of obsolete assets or otherwise unused or immaterial assets and the licensing of names in the ordinary course of business consistent with past practice; (iii) except as set forth in Section 4.1(e) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than trade payables and receivables incurred in the ordinary course of business); (iv) except in the ordinary course of business consistent with past practice, enter into, amend, terminate or renew any material contract or agreement (including, without limitation, the Contracts) or enter into, or amend or terminate any joint venture arrangements (including distribution and syndication agreements); (v) enter into any transaction, contract, commitment, arrangement or understanding with any affiliate of the Company other than with its subsidiaries; (vi) enter into any commitments or transactions or related commitments or transactions material, individually, to the Company and its subsidiaries taken as a whole;
(vii) enter into any new material line of business; (viii) change the Form Guide Agreements used by the Company and its subsidiaries, except for changes consistent with past practice; (ix) authorize any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $4,000,000 for the Company and its subsidiaries taken as a whole; or (x) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

                  (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, (i) increase or otherwise amend the compensation or fringe benefits of any of its directors, officers or employees, except for merit increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or (ii) grant any retention, severance or termination pay not currently required to be paid under existing severance plans or (iii) enter into, or amend, any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or its subsidiaries except for severance arrangements consistent with past practice offered in the ordinary course to employees who have been terminated, or (iv) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or (v) amend the terms of any outstanding options to purchase any equity of the Company or any subsidiary (including accelerating the vesting or lapse of repurchase rights or obligations);

                  (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                  (h) Take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

                  (i) Make or change any material Tax election, file any amended Tax Return with respect to any material Taxes, settle or compromise any material federal, state, local or foreign Tax liability, change any annual Tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; PROVIDED, HOWEVER, that an action permitted as a result of the materiality qualifiers in this clause (i) shall not be taken if such action could be taken after the Effective Time without causing an adverse effect on the Company;

                  (j) Settle or compromise any pending or threatened Action which is material or which relates to the transactions contemplated hereby;

                  (k) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                  (l) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

                  (m) Effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its subsidiaries;

                  (n) Fail to maintain in full force and effect the existing insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses; or

                  (o) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Section 4.1 clauses (a) through (n) which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken or would result in any of the conditions set forth in Article VI not being satisfied.

                  SECTION 4.2. CONDUCT OF BUSINESS OF PARENT PENDING THE MERGER.
(a) During the period from the date of this Agreement to the Effective Time (except as otherwise contemplated by the terms of this Agreement), Parent shall use its commercially reasonable efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Parent shall not, without the prior consent of the Company:

                          (i) Amend Parent's certificate of incorporation
                  (except to change the number of authorized shares of capital stock or to permit the issuance of a series preferred stock) or by-laws in a manner that would be materially adverse to the holders of Parent Common Stock;

                          (ii) Reclassify, combine, split or subdivide any of
                  its capital stock;

                          (iii) Take, or offer or propose to take, or agree to
                  take in writing or otherwise, any of the actions described in Sections 4.2(b)(i) and (ii) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken or (except as otherwise provided herein) would result in any of the conditions set forth in Article VI not being satisfied;

                          (iv) Issue, deliver, sell, pledge, dispose of or
                  encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to stock appreciation rights or phantom stock) of Parent or any of its subsidiaries to any record or beneficial owner of five percent or more of the voting securities of Parent, except on an arms-length basis; or

                          (v) Adopt a plan of complete or partial liquidation or
                  dissolution of Parent (other than the Merger).

                  (b) Parent shall not, and shall not permit any of its subsidiaries to, intentionally take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1. PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDER MEETING. (a) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its reasonable best efforts to cause the Proxy Statement to be mailed to its respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably required in connection with any such action. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. The Company, Parent and Sub each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement that shall have become false or misleading.

                  (b) The Company, acting through its Board of Directors, shall, subject to and in accordance with its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to Parent its recommendation referred to in clause (i) of the preceding sentence (or announce publicly its intention to do so), except that such Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if: (i) the Company has complied with Section 5.4; (ii) an unsolicited Superior Proposal (as defined in Section 5.4) shall have been proposed by any person other than Parent and such proposal is pending at the time of such withdrawal, amendment or modification and (iii) the Company shall have notified Parent of such Superior Proposal at least three business days in advance of such withdrawal, amendment or modification; PROVIDED that, in the event that, during the period prior to such withdrawal, amendment or modification, Parent offers to enter into a transaction with the Company on substantially the same or more favorable financial terms to the Company as such Superior Proposal, as determined in good faith by a financial advisor to the Company of nationally recognized standing, the Company shall not be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) or accept such Superior Proposal. Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock, as required by this Section 5.1, shall not be affected by the withdrawal, amendment or modification of the Board of Directors' recommendation of approval and adoption of this Agreement and the transactions contemplated hereby and (ii) subject to the Company's rights pursuant to Section 5.4, the Company agrees that its obligations under this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 5.4).

                  (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

                  (d) Parent, acting through its Board of Directors, shall, subject to and in accordance with its certificate of incorporation and by-laws, duly as soon as possible, set a record date for the determination of stockholders of Parent entitled to vote by written consent to approve the issuance of Parent Common Stock in the Merger. Parents shall take all other actions necessary or advisable to cause the execution of such consent as soon as possible thereafter.

                  (e) Parent, acting through its Board of Directors, shall, in accordance with its certificate of incorporation and by-laws, send the Proxy Statement to its other stockholders pursuant to Rule 14C of the Exchange Act.

                  SECTION 5.2. ACCOUNTANTS' LETTERS. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of each of Ernst & Young LLP, the Company's independent public accountants, and KPMG LLP, the Company's previous independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP and/or KPMG LLP, Parent shall provide a representation letter to Ernst & Young LLP and/or KPMG LLP, complying with the Statement on Auditing Standards No. 72 ("SAS 72"), if then required.

                  (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP, the Company shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72, if then required.

                  SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof to the Effective Time, each of the Company and Parent shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent or the Company, respectively, who shall agree to be bound by the provisions of this Section 5.3 as though a party hereto, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent or the Company, respectively, with all financial, operating and other data and information as Parent or the Company, respectively, through its officers, employees or agents may from time to time request. In addition, subsequent to the date of this Agreement, Parent and/or any of its subsidiaries may initiate communications with any officer or key employee of the Company for the purpose of addressing the prospective retention of such officer or employee following the Closing, PROVIDED that Parent believes, in good faith, that there is a compelling, legitimate business need to initiate such communication prior to the Closing Date.

                  (b) Each of the Company and Parent will hold and will cause its directors, officers, employees, agents, advisors (including, without limitation, counsel and auditors) and controlling persons to hold any such information which is nonpublic in confidence on the same terms and conditions as the confidentiality provisions set forth in the Confidentiality Agreement dated July 27, 2000, as amended from time to time, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

                  (c) No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  SECTION 5.4. NO SOLICITATION OF TRANSACTIONS. The Company agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its subsidiaries, or (ii) any purchase or sale of all or any significant portion of the assets or 15% or more of the equity securities of it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"), and agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, the Company or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, or (B) engage in any discussions or negotiations with, or provide any information to, any person in response to an unsolicited bona fide written Acquisition Proposal by any such person, if and only to the extent that, in the case of the actions referred to in clause (B), (i) the Company's stockholders meeting relating to the adoption of this Agreement by the stockholders of the Company shall not have occurred, (ii) such Acquisition Proposal constitutes a Superior Proposal and was not solicited by it and did not otherwise result from a breach of this Section 5.4, (iii) the Board of Directors of the Company determines in good faith, based on the advice of its outside legal advisors, that in light of this Superior Proposal, if the Company fails to participate in such discussions or negotiations with, or provide such information to, the person making such Superior Proposal, it would be in violation of its fiduciary duties under applicable law, (iv) prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, the Board of Directors of the Company receives from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement and (v) prior to providing any information or data to any person or entering into discussions or negotiations with any person, the Board of Directors of the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers. The Company agrees that it will keep Parent informed reasonably promptly of any material change in the terms of any such proposals or offers and will notify Parent 24 hours in advance before an agreement is reached. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or similar transaction or arrangement. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.4 of the obligations undertaken in this
Section 5.4. Nothing in this Section 5.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of the Company under this Agreement. For purposes of this Section 5.4, "SUPERIOR

PROPOSAL" shall mean a bona fide written Acquisition Proposal which the Board of Directors of the Company concludes in good faith, upon the advice of a financial advisor of nationally recognized reputation, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) would, if consummated, result in a transaction that is more favorable to all of the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed (PROVIDED that for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in this
Section 5.4, except that the reference to "15%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "51%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving the Company, and the reference to "assets" (including the shares of any subsidiary of the Company) shall refer to the assets of the Company and its subsidiaries, taken as a whole, and not the assets of any of the subsidiaries alone).

                  SECTION 5.5. EMPLOYEE BENEFITS MATTERS. (a) The Company shall or Parent shall cause the Company and the Surviving Corporation to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any Plans in existence as of the date hereof and set forth on Section 2.10 of the Company Disclosure Schedule. Parent and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Parent as of the date hereof. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action that the Company could take or refrain from taking prior to the Effective Time.

                  (b) Parent shall, for the period ending on December 31, 2001, maintain (or cause the Surviving Corporation to maintain) employee benefit plans (other than with respect to equity-based compensation, except as contemplated by Section 1.7(b)) for the benefit of each employee of the Company or its subsidiaries who continues employment with the Surviving Corporation as of the Effective Time that are no less favorable in the aggregate to the Plans in effect immediately prior to the Effective Time with respect to each such employee; provided, that nothing herein shall require Parent and/or the Surviving Corporation to continue to maintain any Plan or grant any such employee any equity-based compensation in the Surviving Corporation or Parent. For purposes of determining eligibility to participate, eligibility for benefit forms and subsidies and the vesting of benefits under such plans (without duplication of benefits as a result thereof), the Surviving Corporation shall give effect to years of service with the Company and its subsidiaries in respect of years of service for which credit was given by the Company and its subsidiaries. No employee electing coverage under the medical insurance plans of the Surviving Corporation shall be excluded from coverage thereunder (for such employee and any person covered by virtue of such employee's employment) on the basis of a pre-existing condition that was not also excluded under the Company's medical insurance plan.

                  SECTION 5.6. DIRECTORS' AND OFFICERS' INDEMNIFICATION; INSURANCE. (a) The By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation from liability than are set forth in the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

                  (b) For six years from the Effective Time, the Surviving Corporation shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in Section 5.6(a), maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time (a copy of which has been heretofore delivered to Parent), so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (the "COMPANY'S CURRENT PREMIUM"). If such premiums for such insurance would at any time exceed 150% of the Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of the Company's Current Premium.

                  SECTION 5.7. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which could be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.8. FURTHER ACTION; REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable after the date hereof, including but not limited to (i) cooperation in the preparation and filing of the Form S-4, the Proxy Statement, and required filings under the HSR Act and any amendments to any thereof and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, to the extent it has not already done so, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action. In the event that a suit or objection is instituted by any person or governmental authority challenging this Agreement and the transactions contemplated hereby as violative of applicable competition and antitrust laws, each of Parent and the Company shall use their reasonable best efforts to resist or resolve such suit or objection. Notwithstanding the foregoing, in connection with any such objection or suit instituted by such person or governmental authority (including, but not limited to, the Federal Trade Commission or the Antitrust Division of the Department of Justice), neither Parent nor Sub shall be required to provide any undertakings or agree to any condition that could reasonably be expected to result in a substantial detriment to Parent's or the Company's business or results of operations (a "SUBSTANTIAL DETRIMENT").

                  SECTION 5.9. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

                  SECTION 5.10. STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

                  SECTION 5.11. AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

                  SECTION 5.12. BOARD OF DIRECTORS AND OFFICERS OF PARENT. Parent shall use its reasonable efforts to appoint the Company's Chief Executive Officer to the Board of Directors of Parent, effective immediately following the Effective Time. The Board of Directors of Parent also shall appoint the Company's Chief Executive Officer as Chief Internet Officer of Parent, effective immediately following the Effective Time.

                  SECTION 5.13. SECTION 16B APPROVALS. The Board of Directors or Compensation Committee of Parent shall grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the Parent Common Stock and New Stock Rights to be exempt from the provisions of Section 16(b) of the Exchange Act.

                  SECTION 5.14. SEC DOCUMENTS. From the date hereof to the Effective Time, each of Parent and the Company shall furnish to the Company and Parent, respectively, a complete and correct copy of any agreements, documents or other instruments, or amendment or modifications thereto, which are filed by Parent or the Company, respectively, with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 5.15. CONTINUED EMPLOYMENT. The Company shall take no action to terminate the employment of Messrs. Kurnit and Day in their current jobs and shall not diminish their respective responsibilities or compensation, except that the Company may, after consultation with Parent, terminate either individual "for cause."

                  SECTION 5.16. OUTSTANDING COMPANY SECURITIES. The Company shall use commercially reasonable efforts to cause the Company Securities listed in Section 5.16 of the Company Disclosure Schedule to be exercised or cancelled, and the Company's obligations thereunder to be discharged, prior to the Closing.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

                  SECTION 6.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) This Agreement shall have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                  (b) No Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; PROVIDED, HOWEVER, that the parties shall use their reasonable best efforts to cause any such Order to be vacated or lifted.

                  (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

                  (d) The Form S-4 and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Parent Common Stock to be exchanged for Company Common Stock shall have been complied with.

                  (e) The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Any waiting period under the proxy rules applicable to Parent shall have expired.

                  SECTION 6.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) (i) Parent and Sub shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date; (ii) the representations and warranties of Parent and Sub contained in this Agreement shall be true in all respects (without regard to materiality or Material Adverse Effect qualifiers), in each case when made and, unless a representation speaks of a specific date, on and as of the Closing Date with the same force and effect as if made on and as of such date, except where failures to be so true could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; PROVIDED HOWEVER, such Parent Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 3.2 and 3.10 (which representations shall be true and correct at the applicable times in all material respects) and (iii) the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

                  (b) The opinion, based on appropriate representations of the Company and Parent, of Brobeck, Phleger & Harrison LLP, counsel to the Company, to the effect that (i) the Merger will be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to the reorganization under the meaning of Section 368(b) of the Code, dated on or about the date of and referred to in the Proxy Statement as first mailed to stockholders of the Company, which shall not have been withdrawn or modified in any material respect as of the Closing Date.

                  (c) At any time on or after the date of this Agreement there shall not have occurred any condition, event or occurrence which could, individually or in the aggregate, reasonably be likely to cause a Parent Material Adverse Effect.

                  (d) There shall not be pending or threatened by any governmental authority any Action before any United States court or other governmental body of competent jurisdiction, which challenges or seeks to restrain or prohibit the consummation of the Merger.

                  (e) All approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby (including all relevant statutory, regulatory or other governmental waiting period expirations) referred to in Section 2.5(a) of the Company Disclosure Schedule shall have been obtained, have been declared or filed or be deemed to have occurred, as the case may be, and all such approvals or consents shall be in full force and effect.

                  SECTION 6.3. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) (i) The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date; (ii) the representations and warranties of the Company contained in this Agreement shall be true in all respects (without regard to materiality or Material Adverse Effect qualifiers), in each case when made and unless a representation speaks of a specific date, on and as of the Closing Date with the same force and effect as if made on and as of such date, except where failures to be so true could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED HOWEVER, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.3, 2.14, 2.17 and 2.18 (which representations shall be true and correct at the applicable times in all material respects); and (iii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                  (b) At any time on or after the date of this Agreement there shall not have occurred any condition, event or occurrence which could, individually or in the aggregate, reasonably be likely to cause a Material Adverse Effect.

                  (c) The opinion, based on appropriate representations of the Company and Parent, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that (i) the Merger will be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on or about the date of and referred to in the Proxy Statement as first mailed to the stockholders of the Company, which shall not have been withdrawn or modified in any material respect as of the Closing Date.

                  (d) There shall not be pending or threatened by any governmental authority any Action before any United States court or other governmental body of competent jurisdiction (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Parent or any of its subsidiaries or the Company any material damages, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any significant portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

                  (e) All approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby (including all relevant statutory, regulatory or other governmental waiting period expirations), which if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to result in a Substantial Detriment (each a "REQUIRED REGULATORY APPROVAL"), shall have been obtained, have been declared or filed or be deemed to have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect; provided, however, that a Required Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any governmental authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental authority (including with respect to divestitures of assets or subsidiaries), which could reasonably be expected to result in a Substantial Detriment.

                  (f) All third party consents set forth on Schedule 6.3(f) attached hereto shall have been obtained.

                  (g) Parent shall have received the agreements referred to in
Section 5.11.

                  (h) Parent shall have received the letters referred to in
Section 5.2(a).

                  (i) Each of the members of the Board of Directors of the Company shall have duly delivered to the Company their written resignations, effective as of the Effective Time, as directors of the Company, and Parent shall have received copies of each such resignation and prior to such resignation, the Board of Directors of the Company shall have fixed the authorized number of directors of the Company, effective as of the Effective Time, at three (3) and shall have appointed, effective as of the Effective Time, Thomas Rogers, Charles McCurdy and Beverly Chell as the members of the Board of Directors of the Surviving Corporation, and Parent shall have received evidence of such actions.

                  (j) For all times prior to the Closing, each of Messrs. Kurnit and Day (absent death or disability) shall have been employed by the Company in accordance with the terms of Section 5.15 and, as of the Closing, each of Messrs. Kurnit and Day shall be ready, willing and able (absent death or permanent disability) to commence employment with Parent in accordance with the terms of their respective employment agreements with Parent.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company (except as otherwise stated herein):
                  (a) By mutual written consent of Parent and the Company;

                  (b) By either Parent or the Company, if the Merger shall not have been consummated on or before June 30, 2001 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective
Time);

                  (c) By either Parent or the Company, if any required approval of the stockholders of the Company for this Agreement or the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

                  (d) By either Parent or the Company, if any court or other governmental body of competent jurisdiction shall have issued a final Order or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such Order, ruling or other action is or shall have become final and nonappealable;

                  (e) By the Company, if prior to the Closing Date (i) there shall have been a breach of any representation or warranty on the part of Parent contained in this Agreement which could reasonably be expected to have a Parent Material Adverse Effect or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, or (ii) there shall have been a breach of any covenant or agreement on the part of Parent contained in this Agreement which could reasonably be expected to have a Parent Material Adverse Effect or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, which breach shall not have been cured prior to 10 days following notice thereof; or

                  (f) By Parent, if prior to the Closing Date (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, or (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, which breach shall not have been cured prior to 10 days following notice thereof; or

                  (g) By Parent, (i) if the Board of Directors of the Company shall have (A) failed to recommend or withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein or resolved to do so, or (B) approved or recommended a Superior Proposal from a person (other than Parent) or resolved to do so, or (ii) the Company breaches any of its agreements set forth in Section 5.4; or

                  (h) By Parent, if any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent, Sub or any of their affiliates) shall have become (x) the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least 25% of the outstanding shares of Company Common Stock or (y) shall have acquired 25% or more of the assets of the Company and its subsidiaries, taken as a whole.

                  SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Sections 5.3(b), 7.3 and 8.1; provided, however, that nothing herein shall relieve any party from liability for any willful breach hereof.

                  SECTION 7.3. FEES AND EXPENSES. (a) If:

                          (i) This Agreement is terminated pursuant to Section
                  7.1(g) or (h); or

                          (ii) (x) (A) Parent or the Company terminate this
                  Agreement pursuant to Section 7.1(c), or (B) Parent terminates this Agreement pursuant to Section 7.1(f) and (y) in the case of (A) or (B), within 18 months thereafter, the Company enters into an agreement with respect to an Alternative Transaction or an Alternative Transaction is consummated;

then the Company shall pay to Parent and Sub, (A) within two business days following any termination by Parent contemplated by Section 7.3(a)(i) and (B) within two business days following the occurrence of one of the events described in clause (y) of Section 7.3(a)(ii), a fee, in cash, of $23.5 million (the "FEE"), PROVIDED, HOWEVER, that the Company shall in no event be obligated to pay more than one such fee with respect to all such occurrences and such termination.

                  (b) Within two business days after the termination of this Agreement pursuant to Section 7.1(c), (f), (g) or (h), the Company shall pay all of Parent's and Sub's Expenses (as defined below) up to a maximum payment pursuant to this Section 7.3(b) of $1.0 million. The term "Expenses" shall include all out-of-pocket expenses and fees (including without limitation fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Merger and all reasonable fees and expenses of counsel, accountants, experts and consultants to Parent and Sub) actually incurred by Parent or Sub or on their behalf in connection with the consummation of all transactions contemplated by this Agreement, including the Merger.

                  For purposes of this Section 7.3, "ALTERNATIVE TRANSACTION" means any of the following events: (i) the acquisition of the Company by merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution or otherwise by any person other than Parent, Sub or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of 25% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 25% or more of the outstanding shares of Company Common Stock; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its subsidiaries of 25% or more of the outstanding shares of Company Common Stock.

                  (c) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Form S-4 and the Proxy Statement.

                  SECTION 7.4. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 7.5. WAIVER. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, subject to the requirements of applicable law. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Sections 5.5 and 5.6 shall survive the Effective Time and those set forth in Section 5.3(b) and Section 7.3 shall survive termination of this Agreement.

                  SECTION 8.2. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent or Sub:
                           PRIMEDIA Inc.
                           745 Fifth Avenue
                           New York, New York 10151
                           Attention:  Charles McCurdy
                           Fax: (212) 745-0199

                           with an additional copy to:
                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Gary I. Horowitz, Esq.
                           Fax:  (212) 455-2502

                           if to the Company:

                           About.com, Inc.
                           1440 Broadway, 19th  Floor
                           New York, New York  10018
                           Attention:  Alan Blaustein
                                        President-Corporate Development
                           Fax: (212) 204-1521
                           with an additional copy to:
                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York  10019
                           Attention:  Eric Simonson, Esq.
                           Fax:  (212) 586-7878


                  SECTION 8.3. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                  (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company or the Parent ended December 31, 1999 were prepared;

                  (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other voting or economic equity interests.

                  SECTION 8.4. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  SECTION 8.5. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Confidentiality Agreement, the Parent Voting Agreement and the Shareholder Voting Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any attempted assignment that does not comply with the provisions of this Section 8.5 shall be null and void AB INITIO.

                  SECTION 8.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The parties hereto expressly intend the provisions of Section 5.6 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.

                  SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

                  SECTION 8.8. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.10. INTERPRETATION. The parties hereto agree that in interpreting this Agreement there shall be no inferences against the drafting party.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 PRIMEDIA INC.


                                 By: /S/  BEVERLY C. CHELL
                                     ------------------------------------------
                                     Name:  Beverly C. Chell
                                     Title:  Vice Chairman


                                 ABRACADABRA ACQUISITION CORPORATION


                                 By:  /S/  BEVERLY C. CHELL
                                      -----------------------------------------
                                      Name:  Beverly C. Chell
                                      Title:  Vice Chairman


                                 ABOUT.COM, INC.


                                 By: /S/ SCOTT KURNIT
                                     ------------------------------------------
                                     Name:  Scott Kurnit
                                     Title: Chairman and Chief Executive Officer




















                [Signature page to Agreement and Plan of Merger]